      As filed with the Securities and Exchange Commission on April 5, 2002
                                                        Registration No. _______

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TRINITY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 75-0225040
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      incorporation or organization)

          2525 STEMMONS FREEWAY
              DALLAS, TEXAS                              75207-2401
(Address of Principal Executive Offices)                 (Zip Code)

                                   ----------

       OPTIONS GRANTED TO CERTAIN EMPLOYEES OF A SUBSIDIARY OF REGISTRANT
                PURSUANT TO NON-QUALIFIED STOCK OPTION AGREEMENTS

   RESTRICTED STOCK ISSUED TO CERTAIN EMPLOYEES OF A SUBSIDIARY OF REGISTRANT
                  PURSUANT TO RESTRICTED STOCK GRANT AGREEMENTS

              -----------------------------------------------------
                            (Full title of the plans)


                               MICHAEL G. FORTADO
                            TRINITY INDUSTRIES, INC.
                              2525 STEMMONS FREEWAY
                            DALLAS, TEXAS 75207-2401
                     (Name and address of agent for service)
                                 (214) 631-4420
          (Telephone number, including area code, of agent for service)

                                 With copies to:

                                W. Scott Wallace
                              Haynes and Boone, LLP
                           901 Main Street, Suite 3100
                               Dallas, Texas 75202
                                 (214) 651-5587

                                   ----------


                                          CALCULATION OF REGISTRATION FEE

                                                               PROPOSED
     TITLE OF SECURITIES                  AMOUNT           MAXIMUM OFFERING        PROPOSED MAXIMUM           AMOUNT OF
       TO BE REGISTERED              TO BE REGISTERED      PRICE PER SHARE     AGGREGATE OFFERING PRICE    REGISTRATION FEE
     -------------------             ----------------      ---------------     ------------------------    ----------------
Common Stock, $1.00 par value,
Issuable Pursuant to Options
Granted to Certain Employees of
a Subsidiary of Registrant.......  160,000 shares(1)(4)        $24.67(5)             $3,947,200(5)             $363.14(5)

Common Stock, $1.00 par value,
Issued to Certain Employees of
a Subsidiary of Registrant
Pursuant to Restricted Stock
Grant Agreements.................    7,800 shares(2)(4)        $24.105(6)            $  188,019(6)             $ 17.30(6)
                                   --------------                                                              -------
Aggregate Shares Registered        167,800 shares                             Aggregate Registration Fee       $380.44

(1) The Company is registering 160,000 shares of its common stock, par value $1.00 per share (the "Common Stock"), for issuance to certain employees of TCMC Acquisition Corp., a wholly owned subsidiary of the Company, pursuant to Non-Qualified Stock Option Agreements entered into between the Company and certain employees of TCMC Acquisition Corp. at an exercise price of $26.47 per share.

(2) The Company is registering for resale 7,800 shares of Common Stock issued to certain employees of TCMC Acquisition Corp., a wholly owned subsidiary of the Company, pursuant to Restricted Stock Grant Agreements entered into between the Company and the employees set forth below, in the amounts set forth opposite such employees' names.


                          GRANTEE                     SHARES
                          -------                     ------
                    Michael G. Flannery                4,800
                    Martin Graham                      3,000

(3) Pursuant to Rule 416 promulgated under the Securities Act of 1933, this Registration Statement shall also cover such indeterminable number of additional shares of Common Stock as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends, mergers or combinations or similar events.

(4) Each share is accompanied by a preferred stock purchase right pursuant to a Rights Agreement between the Company and the Bank of New York, as Rights Agent.

(5) The offering price per share, aggregate offering price and registration fee with respect to the shares issuable under the Non-Qualified Stock Option Agreements have been calculated in accordance with paragraph (h)(1) of Rule 457 promulgated under the Securities Act of 1933, based on an exercise price of $24.67 per share for the 160,000 shares being registered for issuance pursuant to the Non-Qualified Stock Option Agreements.

(6) The offering price per share, aggregate offering price and registration fee with respect to the shares issued under the Restricted Stock Grant Agreements have been calculated in accordance with paragraph (c) of Rule 457 promulgated under the Securities Act of 1933, based on the average of the high and the low prices of the Common Stock on April 3, 2002, as reported in the consolidated reporting system of the New York Stock Exchange.

                            TRINITY INDUSTRIES, INC.

                          7,800 SHARES OF COMMON STOCK


         We use the terms "we," "us," and "our" to refer to Trinity Industries, Inc., a Delaware corporation, and its subsidiaries unless the context indicates otherwise.

         This prospectus relates to 7,800 shares of common stock of Trinity Industries, Inc. to be sold from time to time by the selling stockholders, Michael G. Flannery and Martin Graham. Trinity is not selling any shares under this prospectus, and Trinity will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

         The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares in the section entitled "Plan of Distribution" on page 4. You should read this prospectus and any supplement carefully before you invest.

         Our common stock is traded on the New York Stock Exchange under the symbol "TRN." On April 4, 2002, the last reported sale price of the common stock on the New York Stock Exchange was $24.47 per share.


                                   ----------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   ----------


                  The date of this prospectus is April 5, 2002

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

Use of Proceeds...................................................................................................3
Selling Stockholders..............................................................................................3
Plan of Distribution..............................................................................................4
Legal Matters.....................................................................................................5
Experts...........................................................................................................5
Where To Find More Information....................................................................................5
Incorporation of Documents by Reference...........................................................................6

                                   ----------

                                 USE OF PROCEEDS

         Trinity Industries will not receive any proceeds from any sale of shares of common stock by the selling stockholders. The selling stockholders will receive all of the net proceeds from the sale of shares of common stock offered.


                              SELLING STOCKHOLDERS

         General. This prospectus covers offers and sales from time to time of our common stock by the selling stockholders. Under Rule 416 of the Securities Act, the selling stockholder may also offer and sell shares of common stock issued to the selling stockholders as a result of, among other events, stock splits, stock dividends and similar events that effect the number of shares of common stock currently held by the selling stockholders.

         Selling Stockholder Table. The following table lists the names of the selling stockholders, the number of shares of common stock owned by each selling stockholder before this offering, the number of shares of common stock that may be offered by the selling stockholders under this prospectus and the number of shares of common stock to be owned by the selling stockholders upon completion of the offering if all shares registered for resale by this registration statement are sold.

         The selling stockholders were employed by Thrall Car Manufacturing Company, or its parent company, Duchossois Industries, Inc., prior to Thrall's merger with TCMC Acquisition Corp., a wholly- owned subsidiary of Trinity Industries. In connection with the merger, the selling stockholders became employees of a subsidiary of Trinity Industries, and Trinity Industries issued shares of its common stock to the selling stockholders in connection with the merger. Other than as described in this paragraph, the selling stockholders have not held any position or office or had any other material relationship with us in the last three years. The information below is as of April 5, 2002 and has been furnished by the selling stockholders.



                                            NUMBER OF           NUMBER OF                              PERCENTAGE OF
                                           SHARES OWNED       SHARES BEING       NUMBER OF SHARES       OUTSTANDING
                                             PRIOR TO          REGISTERED        OWNED AFTER THIS         COMMON
NAME OF SELLING STOCKHOLDER                 OFFERING(1)        FOR RESALE           OFFERING(2)           STOCK(3)
---------------------------                ------------        ----------        ----------------      -------------
Michael G. Flannery....................       4,800               4,800                 -0-                 (1)
Martin Graham..........................       3,000               3,000                 -0-                 (1)

----------

(1)      Less than 1%.

(2) Assumes all shares registered under this registration statement will be offered and sold.

(3) Computed based on 45,897,525 shares of common stock outstanding as of March 29, 2002.

                              PLAN OF DISTRIBUTION

         The selling stockholders, their pledgees, donees, transferees or other successors-in-interest, may, from time to time, sell all or a portion of the shares of common stock being registered hereunder in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling stockholders may sell their shares of common stock by one or more of the following methods, without limitation:

         o block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         o        privately negotiated transactions;

         o        short sales;

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         From time to time the selling stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof, and may sell and deliver the shares of common stock in connection therewith or in settlement of securities loans. From time to time the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by the selling stockholders, the selling stockholders' brokers may offer and sell the pledged shares of common stock from time to time.

         In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions or discounts from the selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares of common stock at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell such shares of common stock from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the- counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above. The selling stockholders may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         To comply with certain states' securities laws, if applicable, the shares of common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is satisfied.

                                  LEGAL MATTERS

         The validity of the issuance of the common stock offered in this prospectus is being passed upon for us by our lawyers, Haynes and Boone, LLP, Dallas, Texas.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Form 10-K for the nine-month period ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                         WHERE TO FIND MORE INFORMATION

         We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC's Web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange, and you can read and inspect our filings at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

         This prospectus is only part of a Registration Statement on Form S-8 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the Registration Statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a Registration Statement on Form S-8 under the Securities Act of 1933 with the SEC with respect to the common stock being offered pursuant to this prospectus. This prospectus omits information contained in the Registration Statement, as permitted by the SEC. You should refer to the Registration Statement, including the exhibits, for further information about us and the common stock being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of our shares of common stock covered by the Registration Statement. The documents we are incorporating by reference are:

         o Our Transition Report on Form 10-K for the nine months ended December 31, 2001;

         o        Our Current Report on Form 8-K, filed February 19, 2002;

         o        Our Current Report on Form 8-K, filed March 7, 2002;

         o        Our Current Report on Form 8-K, filed March 12, 2002;

         o        Our Current Report on Form 8-K, filed March 20, 2002;

         o The description of our common stock contained in our Registration Statement on Form S- 4 dated July 17, 1996 (Registration No. 333-8321), as amended by Post-Effective Amendment No. 1 dated July 19, 1996;

         o The description of our rights to purchase Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on April 2, 1999, as amended by filings on August 22, 2001 and October 31, 2001, including any subsequent amendments or reports filed for the purpose of updating that description; and

         o All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the effectiveness of the Registration Statement of which this prospectus is a part.

         You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC's website or at the address listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents that are not specifically incorporated by reference in those documents. You can request a copy of the documents incorporated by reference in this prospectus and other documents and agreements referred to in this prospectus by requesting them in writing or by telephone from us at the following address:


                           Trinity Industries, Inc.
                           2525 Stemmons Freeway
                           Dallas, Texas 75207-2401
                           Attention: Michael G. Fortado
                           Telephone: (214) 631-4420

         This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information incorporated by reference in or provided in this prospectus and the Registration Statement. We have not authorized any other person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         Trinity Industries, Inc. (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

         a) The Company's Transition Report on Form 10-K for the nine months ended December 31, 2001;

         b)       The Company's Current Report on Form 8-K, filed February 19,
                  2002;

         c)       The Company's Current Report on Form 8-K, filed March 7, 2002;

         d)       The Company's Current Report on Form 8-K, filed March 12,
                  2002;

         e)       The Company's Current Report on Form 8-K, filed March 20,
                  2002;

         f) The description of our common stock contained in our Registration Statement on Form S-4 dated July 17, 1996 (Registration No. 333-8321), as amended by Post-Effective Amendment No. 1 dated July 19, 1996;

         g) The description of our rights to purchase Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on April 2, 1999, as amended by filings on August 22, 2001 and October 31, 2001, including any subsequent amendments or reports filed for the purpose of updating that description; and

         h) All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the effectiveness of the Registration Statement of which this prospectus is a part.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "Proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

         Further, Section 145(c) of the DGCL provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Section 145(f) of the DGCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the bylaws or indemnification agreements. The Company's Bylaws contain provisions regarding the indemnification of directors and officers of the Company. Article VI of the Company's Bylaws provides for the indemnification of the Company's officers and directors to substantially the same extent permitted by the DGCL.

         The indemnification described above (unless ordered by a court) shall be paid by the Company unless a determination is made (i) by the Company's Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the Company's stockholders, that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth above.

         Article VI of the Company's Bylaws provides that costs, charges and expenses (including attorneys' fees) incurred by a person seeking indemnification under Article VI of the Company's Bylaws in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company. The Board of Directors may, upon approval of such director, officer, employee or agent of the Company, authorize the Company's counsel to represent such person in any Proceeding, whether or not The Company is a party to such Proceeding.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) transactions from which the director derived an improper personal benefit. The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director's fiduciary duty of care.

         The Company's Certificate of Incorporation contains a provision eliminating the personal liability of a director from breaches of fiduciary duty, subject to the exceptions described above.

         (b) The Company has entered into Indemnity Agreements with all of its directors and officers that establish contract rights to indemnification substantially similar to the rights to indemnification provided for in the Company's Bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         The Company is registering for resale 7,800 shares of Common Stock issued to two employees of TCMC Acquisition Corp., a wholly owned subsidiary of the Company, pursuant to Restricted Stock Grant Agreements entered into between the Company and such employees. The Company issued these 7,800 shares of Common Stock under the exemption provided for private placements of securities set forth in Section 4(2) of the Securities Act of 1933.

ITEM 8. EXHIBITS

Exhibit No.       Description of Exhibits
-----------       -----------------------

      4.1  -      Specimen Common Stock Certificate of the Company.(1)

      5.1  -      Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.(2)

     23.1  -      Consent of Haynes and Boone, LLP (included in Exhibit 5.1).(2)

     23.2  -      Consent of Ernst & Young LLP.(2)

     24.1  -      Power of attorney of the directors of the Company (included on the signature page of this Registration Statement).(2)

-----------

(1) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, and incorporated herein by reference.

(2)  Filed herewith.

ITEM 9. UNDERTAKINGS

           a.       The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

THE COMPANY:

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of April, 2002.


                               TRINITY INDUSTRIES, INC.
                               A Delaware corporation

                               By: /s/ MICHAEL G. FORTADO
                                  ----------------------------------------------
                               Name:   Michael G. Fortado
                               Title:  Vice President and Corporate Secretary

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Wallace, John L. Adams, Jim S. Ivy and Michael G. Fortado, and each of them, each with full power to act without the other, his true and lawful attorneys- in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:


Signature                                    Capacity                               Date
---------                                    --------                               ----

/s/ TIMOTHY R. WALLACE
----------------------------            Chairman, President,                    April 5, 2002
Timothy R. Wallace                      Chief Executive Officer
                                        and Director (Principal
                                        Executive Officer)

/s/ JIM S. IVY
----------------------------            Vice President (Principal               April 5, 2002
Jim S. Ivy                              Financial Officer)

/s/ CHARLES MICHEL
----------------------------            Controller (Principal                   April 5, 2002
Charles Michel                          Accounting Officer)

/s/ DAVID W. BIEGLER
----------------------------            Director                                April 5, 2002
David W. Biegler


----------------------------            Director
Craig J. Duchossois

/s/ RONALD J. GAFFORD
----------------------------            Director                                April 5, 2002
Ronald J. Gafford

/s/ BARRY J. GALT
----------------------------            Director                                April 5, 2002
Barry J. Galt

/s/ CLIFFORD J. GRUM
----------------------------            Director                                April 5, 2002
Clifford J. Grum

/s/ DEAN P. GUERIN
----------------------------            Director                                April 5, 2002
Dean P. Guerin

/s/ JESS T. HAY
----------------------------            Director                                April 5, 2002
Jess T. Hay

/s/ DIANA S. NATALICIO
----------------------------            Director                                April 5, 2002
Diana S. Natalicio

/s/ W. RAY WALLACE
----------------------------            Director                                April 5, 2002
W. Ray Wallace

                                  EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
 4.1  -      Specimen Common Stock Certificate of the Company.(1)

 5.1  -      Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.(2)

23.1  -      Consent of Haynes and Boone, LLP (included in Exhibit 5.1).(2)

23.2  -      Consent of Ernst & Young LLP.(2)

24.1  -      Power of attorney of the directors of the Company (included on the signature page of this Registration Statement).(2)

-----------

(1) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, and incorporated herein by reference.

(2)  Filed herewith.